Exhibit 21.1

                         SUBSIDIARIES OF RENAISSANCERE HOLDINGS LTD.

1. 100% of the issued and outstanding capital shares of Renaissance Reinsurance Ltd., a company organized under the laws of Bermuda, is owned by RenaissanceRe Holdings Ltd.

2. 100% of the issued and outstanding capital shares of Glencoe Insurance Ltd., a company organized under the laws of Bermuda, is owned by RenaissanceRe Holdings Ltd.

3. 100% of the issued and outstanding capital shares of DeSoto Insurance Company, a company organized under the laws of Florida, is owned by Glencoe Insurance Ltd.

4. 100% of the issued and outstanding shares of Paget Insurance Agents, Inc., a corporation organized under the laws of Florida, is owned by RenaissanceRe Holdings Ltd.

5. 100% of the issued and outstanding shares of Pembroke Managing Agents, Inc., a corporation organized under the laws of Florida, is owned by RenaissanceRe Holdings Ltd.

6. 100% of the issued and outstanding capital shares of Renaissance Services Ltd., a company organized under the laws of Bermuda, is owned by RenaissanceRe Holdings Ltd.

7. 100% of the issued and outstanding capital shares of Renaissance U.S. Holdings, Inc., a corporation organized under the laws of Delaware, is owned by RenaissanceRe Holdings Ltd.

8. 100% of the issued and outstanding capital shares of Nobel Insurance Company, an insurance company organized under the laws of Texas, is owned by Renaissance U.S. Holdings Inc.

9. 100% of the issued and outstanding capital shares of Nobel Service Corporation, a corporation organized under the laws of Texas, is owned by Renaissance U.S. Holdings Inc.

10. 100% of the issued and outstanding capital shares of IAS Claim Services, Inc., a corporation organized under the laws of Delaware, is owned by Renaissance U.S. Holdings Inc.

11. 100% of the issued and outstanding capital shares of Nobel Insurance Agency, Inc., a corporation organized under the laws of Texas, is owned beneficially by Renaissance U.S. Holdings Inc.

12. 100% of the issued and outstanding capital shares of Nobel Managing Agents, Inc., a corporation organized under the laws of Texas, is owned by Nobel Insurance Company.


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